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EXHIBIT 11.1

                                   MECON, INC.
           STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                             Three Months Ended
                                                                   June 30,
                                                           ----------------------
                                                             1998          1997
                                                           ----------------------
BASIC EARNINGS (LOSS) PER SHARE

Weighted average common stock outstanding                    6,213        6,002
                                                           ----------------------
Net income (loss)                                             $451        $(681)
                                                           ----------------------
Basic earnings (loss) per share                              $0.07       ($0.11)
                                                           ----------------------
                                                           ----------------------
DILUTED EARNINGS (LOSS) PER SHARE

Weighted average common stock outstanding                    6,213        6,002

Dilutive effect of options outstanding                         455          -
                                                           ----------------------
Weighted average common and dilutive
  potential common stock outstanding                         6,668        6,002
                                                           ----------------------
Net income (loss)                                             $451        $(681)
                                                           ----------------------
Diluted earnings (loss) per share                            $0.07       ($0.11)
                                                           ----------------------
                                                           ----------------------
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